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                                                                   EXHIBIT 10.20

Northrop Grumman                                Northrop Grumman Corporation
Component Technologies                          Poly-Scientific
                                                1213 North Main Street
                                                Blackbsburg, Virginia 24060-3127


March 15, 2002



Lumenon Innovative Lightwave Technology, Inc.
8851 Trans-Canada Highway
Ville Saint Laurent, Quebec
Canada H4S 1Z6

Attn:    Gary Moskovitz,
         President and Chief Executive Officer

Re:      Optical Channel Monitor

Dear Gary:

This letter confirms discussions recently held by Lumenon Innovative Lightwave Technology, Inc. ("Lumenon") and the Poly-Scientific Division of Litton Systems, Inc. ("Poly-Scientific") covering a specifically designed optical channel monitor ("OCM") for use in various applications including, without limitation, for use with arrayed waveguides and a configurable optical add drop multiplexer ("COADM") for telecommunication applications. The parties have been completing negotiations of a Joint Development and Marketing Agreement (the "Agreement") covering the COADM. Under the terms of the Agreement, the parties have agreed to the allocation of intellectual property rights as defined by the entities employing the parties responsible for developing intellectual property covering the COADM and for certain licenses to define the rights of Lumenon and Poly-Scientific with respect to intellectual property owned by each party, and jointly developed, in connection with the COADM.

The parties have had recent discussions concerning the OCM for use in connection with arrayed waveguides that are used in a COADM and which may have other applications. Poly-Scientific and Lumenon agree that the rights and obligations of the parties with respect to the OCM are covered by the terms and conditions of the Agreement. In addition to the terms and conditions of the Agreement, Lumenon and Poly-Scientific agree that either party can sell the OCM for any application whatsoever and that Poly-Scientific will manufacture Lumenon's requirements for the OCM.
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Agreement Letter Optical Channel Monitor, cont'd.
March 15, 2002
Page Two

If Lumenon is in agreement with the foregoing, please sign the enclosed duplicate copy of this letter and return same to my attention as soon as possible.

Sincerely,

NORTHROP GRUMMAN COMPONENT TECHNOLOGIES
Poly-Scientific

/s/ Lawrence J. Ball
Lawrence J. Ball
President

JDM/MHW/nlb

cc:  Dr. Jeffrey Miano
     Dr. Norris E. Lewis


Accepted and Agreed to:
Lumenon Innovative Lightwave Technology, Inc.

By: /s/ Gary S. Moskovitz
   -----------------------------------

Title: President and CEO
      --------------------------------